Exhibit 4(c)



               FORM OF CERTIFICATE OF DESIGNATIONS

                               OF

           SERIES  ___  [CONVERTIBLE] PREFERRED STOCK

                               OF

                        NYNEX CORPORATION

                 ______________________________

                 Pursuant to Section 151 of the
        General Corporation Law of the State of Delaware

                 ______________________________

          NYNEX CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted
by the Board of Directors of the Corporation on                 ,
199     pursuant to authority conferred upon the Board of
Directors by the provisions of the Restated Certificate of Incorporation of the Corporation which authorize the issuance of up to 75,000,000 shares of preferred stock, $1.00 par value (the "Preferred Stock"):

          WHEREAS, the Board of Directors of the Corporation is authorized at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as may be expressed in a resolution or resolutions providing for the issue thereof adopted by the Board of Directors of the Corporation and as are not inconsistent with the Restated Certificate of Incorporation or any amendment thereto, and as may be permitted by the General Corporation Law of Delaware;

          WHEREAS, the Board of Directors of the Corporation on April 21, 1994 adopted a resolution fixing the voting rights of such shares of Preferred Stock as set forth in paragraph
     7 below; and

          WHEREAS, it is the desire of the Board of Directors to fix the number of shares constituting a series of Preferred Stock and the designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations and restrictions of such series as set forth below:

          NOW THEREFORE, BE IT RESOLVED that the issuance of up to _____ shares of [Convertible] Preferred Stock, par value $1.00 per share, of the Corporation [ranking on a parity with the series of Preferred Stock of the Corporation designated as the Corporation's "___________ Preferred Stock"] is hereby authorized and the designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all _____ shares of this Series, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on April 21, 1994, are hereby fixed as follows:

               1. Designation. The designation of this Series shall be ___________________, par value $1.00 per share
          (hereinafter referred to as the "Series ___
          [Convertible] Preferred Stock"), and the number of shares constituting this Series shall be ____________________ (_____). The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee thereof; provided, however, that no decrease shall reduce the number of shares of Series __ [Convertible] Preferred Stock to a number less than that of the shares then outstanding plus the number of shares of Series __ [Convertible] Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

               2.  Dividends.  [IF THE PREFERRED STOCK HAS A
          FIXED DIVIDEND RATE, INSERT THE FOLLOWING:

               (a) Dividends shall be payable on the shares of this Series: (i) for the period (the "Initial Dividend Period") from the date of original issue of shares of this Series to but excluding ____________, ____, and
          (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which quarterly Dividend Periods shall commence on ________, ___________, ___________
          and ____________ in each year, commencing _________, ____, and shall end on and include the day next preceding the first day of the next Dividend Period, at a rate per annum of the liquidation value thereof equal to __% (the "Dividend Rate"). Dividends shall be cumulative from such date of original issue and shall be payable, when, as and if declared by the Board of Directors or by any duly authorized committee thereof, on __________, ____________, ______________ and
          ___________ of each year, commencing on _________,
          ____. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding [30] [45] days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by any duly authorized committee thereof. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding [30][45] days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by any duly authorized committee thereof.

          [IF PREFERRED STOCK HAS ADJUSTABLE DIVIDENDS, INSERT
          THE FOLLOWING:

               (a) Dividends shall be payable on the shares of this Series: (i) for the period (the "Initial Dividend Period") from the date of original issue of shares of
          this Series to but excluding          , and (ii) for
          each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which quarterly Dividend Periods
          shall commence on            ,           ,
          and              in each year, commencing           ,
          and shall end on and include the day next preceding the first day of the next Dividend Period. The dividend rate on the shares of this Series shall be: (i) for the Initial Dividend Period ___% per annum and (ii) for each Dividend Period thereafter a rate per annum of the liquidation value thereof equal to the Applicable Rate (as defined in paragraph (b) of this Section 2 (the "Dividend Rate")). Dividends shall be cumulative from the date of original issue of shares of this Series and shall be payable, when, as and if declared by the Board of Directors or by any duly authorized committee
          thereof, on            ,            ,       and
          of each year, commencing on           , 19   .  Each
          such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding [30] [45] days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by any duly authorized committee thereof. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding [30] [45] days preceding the payment thereof, as may be fixed by the Board of Directors of the Corporation or by any duly authorized committee thereof.

               (b) Except as provided below in this paragraph, the "Applicable Rate" for any Dividend Period shall be
          (i) ___% [less] [greater] than (ii) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. If the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be ___% [less] [greater] than the higher of whichever of such rates can be so determined. If the Corporation determines in good faith that none of such rates can be determined for any Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period. [Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than ___% per annum or greater than ___% per annum.]

               (c) Except as provided below in this paragraph, the "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury Bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding ________, ________, ________ or ________, as the case may be, prior to the Dividend Period for which the dividend rate on this series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar

          Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury Bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury Bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for all of the U.S. Treasury Bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury Bill Rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

               (d) Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding ________, ________, ________ or ________, as the case may be, prior to the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such

          Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government Securities selected by the Corporation.

               (e) Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding ________, ________, ________ or ________, as the case may be, prior to the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation.

               (f)  The Treasury Bill Rate, the Ten Year Constant
          Maturity Rate and the Thirty Year Constant Maturity
          Rate shall each be rounded to the nearest five hundredths of a percentage point.

               (g) For purposes of paragraphs (c) through (e) of this Section 2, the term

                    (i) "Calendar Period" shall mean 14 calendar days;

                    (ii)  "Special Securities" shall mean
               securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                    (iii)  "Ten Year Average Yield" shall mean
               the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                    (iv)  "Thirty Year Average Yield" shall mean
               the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

               (h) The Corporation will calculate the Applicable Rate with respect to each Dividend Period as promptly as practicable prior to the commencement thereof according to the appropriate method described herein. The Corporation will cause the Applicable Rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Dividend Period to which it applies and will cause notice of the Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of shares of this Series.

     [IF ADJUSTABLE DIVIDENDS ARE BASED ON ANOTHER INDEX, SUCH AS
     A COMMERCIAL PAPER RATE OR EURODOLLAR RATE, THE APPROPRIATE
     METHOD OF CALCULATION OF SUCH RATE WILL BE INSERTED]

               [(b)][(i)] Dividends payable on this Series for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on this Series for each full Dividend Period shall be computed by annualizing the Dividend Rate and dividing by four.

               [(c)][(j)] No full dividends shall be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of preferred stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of preferred stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other preferred stock bear to each other. Except as otherwise provided herein, holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

               [(d) (k)] So long as any shares of this Series are outstanding, no dividend (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph [(c)(j)] of this Section
          2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment.]

               3.  Redemption.

          [IF THE PREFERRED STOCK IS REDEEMABLE AT A FIXED PRICE,
          INSERT THE FOLLOWING:

               (a) Optional Redemption. [The shares of this Series are not redeemable prior to ________.] The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time [on or after ________], at a redemption price of $________ per share plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption.]

          [IF THE PREFERRED STOCK IS REDEEMABLE BY THE
          CORPORATION AT A VARIABLE PRICE, INSERT THE FOLLOWING:

               (a)  Optional Redemption.  [The shares of this
          Series are not redeemable prior to          .]  The
          Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time [on or after ________], at a redemption price as set forth below, plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption:

     Date of Redemption            Redemption Price per Share

     On or after ______________,
       but prior to _____________.      ______________________

     On or after ______________,
       but prior to _____________.      ______________________

     On or after ______________.        _______________________ ]

     [IF THE PREFERRED STOCK IS REDEEMABLE PURSUANT TO A SINKING
     FUND, INSERT THE FOLLOWING:

               (b)  Mandatory Redemption; Sinking Fund.   So long
          as any shares of this Series shall be outstanding, the Corporation shall, on each of the dates set forth in the following schedule ("Sinking Fund Payment Dates") set aside an amount sufficient for the redemption of, and shall redeem, the number of shares of this Series set forth opposite such Sinking Fund Payment Date:

                              Number of Shares of
          Sinking Fund             Series ___ Preferred
          Payment Date             Stock to be Redeemed


     The redemption price of shares of this Series redeemed pursuant to the aforesaid sinking fund shall be $___ per share, plus an amount equal to all accrued and unpaid dividends thereon to and including the date fixed for redemption. The Corporation may, at its option, apply toward its sinking fund obligation any shares of this Series purchased or otherwise acquired by the Corporation or redeemed by the Corporation otherwise than through the sinking fund which have not previously been credited toward a sinking fund obligation. The obligation of the Corporation to redeem shares of this Series shall be cumulative, so that if for any year or years such requirements shall not be fully discharged as they accrue, funds legally available therefor, after payment or provision for dividends, for each year thereafter shall be applied thereto until such requirements are fully discharged.]

     [IF THE PREFERRED STOCK IS SUBJECT TO EITHER OPTIONAL OR
     MANDATORY REDEMPTION, INSERT THE FOLLOWING:

               [(b)] [(c)] In the event that fewer than all the outstanding shares of this Series are to be redeemed [(by operation of a sinking fund or otherwise)], the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or any duly authorized committee thereof or by any other method as may be determined by the Board of Directors of the Corporation or any duly authorized committee thereof in its sole discretion to be equitable [provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed].

               [(c)] [(d)] In the event the Corporation shall redeem shares of this Series [(by operation of a sinking fund or otherwise)], notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than [20] nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date;
          (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price;
          (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date[; and (vi) that such holder has the right to convert such shares into a number of shares of Common Stock prior to the close of business on the redemption date].

               [(d)] [(e)] Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease ; provided that, notwithstanding the foregoing, if notice of redemption has been given pursuant to this paragraph and any holder of shares of this Series shall, prior to the close of business on the redemption date, surrender for conversion any or all of the shares to be redeemed held by such holder in accordance with Section 4, then the conversion of such shares to be redeemed shall become effective as provided in Section 4.] Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or any duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               [(e)] [(f)] The Corporation shall take all such actions as are necessary to cause any shares of this Series which shall at any time have been redeemed, after such redemption, to have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or any duly authorized committee thereof.

               [(f)] [(g)] Notwithstanding the foregoing provisions of this Section 3, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.]

     [IF THE PREFERRED STOCK IS NOT CONVERTIBLE, INSERT THE
     FOLLOWING:

               4. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.]

     [IF THE PREFERRED STOCK IS CONVERTIBLE INTO SHARES OF COMMON
     STOCK, INSERT THE FOLLOWING:

               4.  Conversion.

               (a)  Subject to and upon compliance with the
          provisions of this Section 4, each holder of shares of this Series shall have the right, at such holder's option, at any time [from after ___________], to convert any or all of the shares of this Series held by such holder into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion, for the purpose of determining the amount of any cash payments provided for under paragraph (c) of this Section 4, to the nearest .01 of a share of Common Stock, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward), obtained by dividing the liquidation value of a share of this Series by the Conversion Price (as defined below) and multiplying such resulting number by the number of shares of this Series to be converted, and by surrender of such shares of this Series so to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 4; provided, however, that the right to convert shares called for redemption pursuant to Section 3 hereof shall terminate at the close of business on the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

          [The term "Applicable Price" means (i) in the event of a Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the reported last sales price for one share of the Common Stock (determined as set forth in subparagraph
          (d)(v) of this Section 4 during the ten Trading Days (as defined in subparagraph (d)(v) of this Section 4) prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets.

          The term "Common Stock" shall mean the Common Stock, par value $1.00, of the Corporation as the same exists at the date this Certificate of Designations becomes effective or as such stock may thereafter be constituted from time to time.

          The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% (by value as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that, for the ten Trading Days (as defined in subparagraph
          (d)(v) of this Section 4))prior to such Fundamental Change, has been admitted for listing on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

          The term "Conversion Price" shall mean $______, as adjusted in accordance with the provisions of this
          Section 4.

          The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise). In the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all the Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

          The term "Non-Stock Fundamental Change" means any
          Fundamental Change other than a Common Stock
          Fundamental Change.

          The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the reported last sales price for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change (determined as set forth in subparagraph (d)(v) of this Section 4 as if such subparagraph were applicable to such common stock) during the ten Trading Days (as defined in subparagraph
          (d)(v) of this Section 4) prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

          The term "Reference Market Price" shall initially mean $_______ and, in the event of any adjustment to the Conversion Price pursuant to subparagraphs (d)(i),
          (d)(ii), (d)(iii) or (d)(iv) of this Section 4, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $________ (which is the initial Conversion Price) to the Conversion Price set forth in this Certificate of Designations (without regard to any adjustment thereto).]

               2. In order to exercise the conversion privilege, the holder of each share of this Series to be converted shall surrender the certificate representing such share at the office of any transfer agent for the Common Stock and shall give written notice to the Corporation at said office that such holder elects to convert the same, specifying the name or names and denominations in which such holder wishes the certificate or certificates for the Common Stock to be issued (which notice may be in the form of a notice of election to convert which may be printed on the reverse of the certificates for the shares of this Series). Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of this Series is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney, and by an amount sufficient to pay any transfer or similar tax.

          The holders of shares of this Series at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date. However, shares of this Series surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of this Series on a dividend payment record date who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on a dividend payment date will receive the dividend payable by the Corporation on such shares of this Series on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of this Series for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

          As promptly as practicable after the surrender of the certificates for shares of this Series as aforesaid, the Corporation shall issue and shall deliver at the office of any transfer agent for the Common Stock to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 4, together with a certificate or certificates representing any shares of this Series which are not to be converted but which shall have constituted part of the shares of this Series represented by the certificate or certificates so surrendered, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subparagraph (c) of this Section 4.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of this Series shall have been surrendered and such notice (and, if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice (and, if applicable, payment) received by the Corporation. All shares of Common Stock delivered upon conversion of the shares of this Series will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

               (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of shares of this Series. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of this Series, the Corporation shall pay to the holder of such share of this Series an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the reported last sales price (as defined in subparagraph (d)(v) of this Section 4) of the Common Stock on the Trading Day (as defined in subparagraph (d)(v) of this Section 4) next preceding the day of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of this Series shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate liquidation value of the shares of this Series so surrendered.

               (d) The Conversion Price shall be adjusted from time to time as follows:

                    (i)  In case the Corporation shall (x) pay a
          dividend or make a distribution on the Common Stock in shares of Common Stock, (y) subdivide the outstanding Common Stock into a greater number of shares or
          (z) combine the outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the holder of any share of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or the effective date in the case of subdivision or combination. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend, except as provided in subparagraph
          (viii) below, and shall become effective immediately after the effective date in the case of a subdivision or combination. No adjustment in the Conversion Price shall be made if, at the same time as the Corporation shall issue shares of Common Stock as a dividend or distribution on the outstanding shares of Common Stock which would otherwise call for an adjustment in the Conversion Price, the Corporation shall issue shares of

          Common Stock as a dividend or distribution on the outstanding shares of this Series equivalent to the number of shares distributable on the shares of Common Stock into which this Series is then convertible.

                    (ii)  In case the Corporation shall issue
          rights or warrants to all holders of shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined for purposes of this subparagraph (ii) in subparagraph (v) below), at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date for issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the record date for issuance of such rights or warrants plus the number of additional shares of Common Stock receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (viii) below, after such record date. In determining whether any rights or warrants entitled the holders of the shares of this Series to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants plus the exercise price thereof, the value of such consideration or exercise price, as the case may be, if other than cash, to be determined by the Board.

                    (iii)  In case the Corporation shall
          distribute to all holders of Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from surplus of the Corporation or dividends payable in Common Stock) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then, in each such case, unless the Corporation elects (x) to actually distribute such Securities to the holders of the shares of this Series so that any such holder receives, out of funds legally available therefor, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted its shares of this Series into Common Stock or (y) to reserve such Securities for distribution to the holders of the shares of this Series upon the conversion of the shares of this Series so that any such holder converting shares of this Series will receive out of funds legally available therefor upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted its shares of this Series into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per share (as defined for purposes of this subparagraph (iii) in subparagraph (v) below) of the Common Stock on the record date mentioned above less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the Securities so distributed applicable to one share of Common Stock, and the denominator of which shall be the current market price per share (as defined in subparagraph (v) below) of the Common Stock; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in subparagraph (v) below) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of this Series shall have the right to receive out of funds legally available therefor the amount and kind of Securities such holder would have received had such holder converted each such share of this Series immediately prior to the record date for the distribution of the Securities. Such adjustment shall become effective immediately, except as provided in subparagraph (v) below, after the record date for the determination of shareholders entitled to receive such distribution.

                    (iv)  If, pursuant to subparagraph (ii) or
          (iii) above, the number of shares of Common Stock into which a share of this Series is convertible shall have been adjusted because the Corporation has declared a dividend, or made a distribution, on the outstanding shares of Common Stock in the form of any right or warrant to purchase securities of the Corporation, or the Corporation has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the Conversion Price shall forthwith be adjusted to equal the Conversion Price that would have applied had such right or warrant never been declared, distributed or issued.

                    (v) For the purpose of any computation under subparagraph (ii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the thirty consecutive Trading Days (as defined below) commencing forty-five Trading Days before the date in question. For the purpose of any computation under subparagraph (iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day (whether for purposes of subparagraph (ii) or subparagraph (iii)) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors of the Corporation or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors of the Corporation or a committee thereof. As used herein, the Term "Trading Day" with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                    (vi)  No adjustment in the Conversion Price
          shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
          Section 4 shall be made to the nearest cent or to the nearest .01 of a share, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this paragraph
          (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                    (vii)  Whenever the Conversion Price is
          adjusted as herein provided, the Corporation shall file with the transfer agent a certificate, signed by the Chairman of the Board, any Vice Chairman, the President, or Vice President of the Corporation, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment; provided, however, that the failure of the Corporation to file such officers' certificate shall not invalidate any corporate action by the Corporation.

                    (viii)  In any case in which this paragraph
          (d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (y) issuing to the holder of any share of this Series converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (z) paying to such holder any amount of cash in lieu of any fractional share of Common Stock pursuant to paragraph (c) of this
          Section 4.

               (e) Whenever the Conversion Price is adjusted as provided in paragraph (d), the Corporation shall cause to be mailed to each holder of shares of this Series at its then registered address by first-class mail, postage prepaid, a notice of such adjustment of the Conversion Price setting forth such adjusted Conversion Price and the effective date of such adjusted

          Conversion Price; provided, however, that the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation.

               (f) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of this Series, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of this Series not theretofore converted. For purposes of this paragraph (f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               (g)  The Corporation will pay any and all
          documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of this Series pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of shares of this Series to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (h) Notwithstanding any other provision herein to the contrary, if any of the following events occur, namely (w) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (x) any consolidation, merger or combination of the Corporation with or into another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (y) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, [or (z) any Fundamental Change (including any event referred to in the foregoing clauses (w), (x) or (y) that constitutes a Fundamental Change),] then appropriate provision shall be made so that the holder of each share of this Series then outstanding shall have the right to convert such share into the kind and amount of the shares of stock and securities or other property or assets (including cash) that would have been receivable upon such reclassification, change, consolidation, merger, combination, sale, conveyance [or Fundamental Change] by a holder of the number of shares of Common Stock issuable upon conversion of such share of this Series immediately prior to such reclassification, change, consolidation, merger, combination, sale, conveyance [or Fundamental Change; provided, however, that, if the event referred to in clauses (w) through (z) above constitutes a Non-Stock Fundamental Change, each holder of Shares of this Series shall be entitled, upon conversion thereof, to receive such amount of shares of stock and securities or other property or assets (including cash) as is determined by the number of shares of Common Stock receivable upon conversion at the Conversion Price as adjusted in accordance with subparagraph (i) of this paragraph (h); and provided, further, that, if the event referred to in clauses (w) through (z) above constitutes a Common Stock Fundamental Change, the foregoing provisions of this paragraph (h) shall not apply, but each holder of shares of this Series shall be entitled, upon conversion thereof at any time following such Common Stock Fundamental Change, to receive such number of shares of common stock of the successor or acquiring entity as is determined by use of the Conversion Price as adjusted in accordance with subparagraph (ii) of this paragraph (h).] The adjustments described in this paragraph (h) shall be subject to further adjustments as appropriate that shall be as nearly equivalent as may be practicable to the relevant adjustment provided for in this paragraph (h). If, in the case of any such consolidation, merger, combination, sale, conveyance [or Fundamental Change], the stock or other securities and property receivable thereupon by a holder of shares of Common Stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, combination, sale, conveyance [or Fundamental Change], then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of this Series that shall contain such provisions to protect the interests of such holders as the Board of Directors of the Corporation shall reasonably consider necessary by reason of the foregoing.

          [For purposes of calculating any adjustment to be made in connection with the occurrence of a Fundamental
          Change:

                    [(i)  in the case of a Non-Stock Fundamental
               Change, the Conversion Price shall be deemed to be the lower of (1) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change and (2) the product of (x) the greater of the Applicable Price and the Reference Market Price and (y) a fraction, the numerator of which
               is $     and the denominator of which is the
               amount at which one share of this Series would be redeemed by the Corporation if the redemption date were the date of such Non-Stock Fundamental Change (such denominator being the sum of (xx) the amount set forth in the table in Section 3 hereof or, for the 12 months periods commencing ____________, 199_, ____________, 199_, ______________, 199_ and
               _______________, 199_, the amount of $       ,
               $     , $         , $        and $        ,
               respectively, and (yy) any accrued and unpaid dividends on this Series); provided, however, that if there were accrued and unpaid dividends with respect to this Series at the time of such Non-Stock Fundamental Change ("Passed Dividends"), and if, thereafter, all (or any portion) of such Passed Dividends are paid by the Corporation, then, the Conversion Price to be used in determining the amount of consideration to which a holder of shares of this Series who has not converted his shares of this Series shall be entitled upon conversion thereof shall be deemed to be the Conversion Price that would have been used in making such determination if all (or such portion) of such Passed Dividends had not been accrued and unpaid at such time; and

                    (ii)  in the case of a Common Stock
               Fundamental Change, the Conversion Price of the shares of this Series immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is the Purchaser Stock Price and the denominator of which is the Applicable Price.]

                    (i)  Upon any conversion of shares of this
               Series, the shares of this Series so converted shall have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or by any duly authorized committee thereof.]

               5.  Liquidation Rights.

               (a)  Upon any liquidation (voluntary or
          otherwise), dissolution or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $_____ per share (the "liquidation value"), plus an amount equal to accrued and unpaid dividends thereon.

               (b)  After the payment to the holders of the
          shares of this Series of the full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

               (c)  If, upon any liquidation (voluntary or
          otherwise), dissolution or winding up of the Corporation, the amounts payable with respect to the liquidation value of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidation values to which they are entitled.

               (d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

               6. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

               (a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

               (b)  on a parity with shares of this Series,
          either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

               (c) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

               7. Voting Rights. The holders of shares of Series ____ [Convertible] Preferred Stock shall have the following voting rights:

               (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of a majority of all of the shares of Series __ [Convertible] Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Series __ [Convertible] Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of Preferred Stock) so as to affect adversely the powers, preferences or other special rights of Series __ [Convertible] Preferred Stock; provided, however, that any increase in the number of the authorized shares of Preferred Stock, or the creation and issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of any preferred stock of any other class or series, in each case ranking on a parity with or junior to the Series __ [Convertible] Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation shall not be deemed to adversely affect such powers, preferences or other special rights;

               (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the shares of Series __ [Convertible] Preferred Stock and all other series of preferred stock ranking on a parity with shares of Series __ [Convertible] Preferred Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Series __ [Convertible] Preferred Stock and such other series of preferred stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating (x) the creation, authorization or issuance of, (y) the reclassification of any authorized stock of the Corporation into, or (z) the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase, any shares of any class or series of stock of the Corporation ranking prior to the shares of such series as to dividends or upon liquidation; and

               (c) (i)   If at any time dividends on the Series
          ____ [Convertible] Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, (which, with respect to any series of Preferred Stock whose dividend periods are other than quarterly, shall be deemed to be a number of dividend periods containing not less than 540 days), the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time as all accrued and unpaid dividends for all previous dividend periods and for the current dividend period on all shares of Series _______ [Convertible] Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock on which dividends are in arrears and as to which similar voting rights have been conferred, voting as a class, irrespective of series, shall have the right to elect two Directors.

             (ii) During any default period, such voting right of the holders of Series ______ [Convertible] Preferred Stock may be exercised initially at a special meeting called pursuant to Section 7(c)(iii) hereof or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of thirty-three and one-third percent (33-1/3%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two
          Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series _____ [Convertible] Preferred Stock.

               (iii)  Unless the holders of Preferred Stock
          shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, a Vice Chairman or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this
          Section 7(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this
          Section 7(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

             (iv) In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (A) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (B) any vacancy on the Board of Directors may (except as provided in Section 7(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Section 7(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (B) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (A) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (B) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (C) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or By-laws of the Corporation or by resolution of the Board of Directors, irrespective of any increase made pursuant to the provisions of Section 7(c)(ii) hereof (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-laws of the Corporation). Any vacancies on the Board of Directors effected by the provisions of clauses (B) and (C) in the preceding sentence may be filled by a majority of the remaining Directors.

               (d)  Except as set forth herein or required by
          applicable law, holders of         Series _____
          [Convertible] Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate action.

               IN WITNESS WHEREOF, NYNEX Corporation has caused this Certificate to be signed by its Vice President, [name], and attested by its Secretary, [name], this ______ day of ________, 199__.

                              NYNEX CORPORATION

                              By_____________________________
                                Vice President

Attest:

____________________________
Secretary